Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated of _____________ __, 2007, among GoFish Corporation, a Nevada corporation (the “Buyer”) and John Davis, acting in his capacity as the Indemnification Representative of the Indemnifying Stockholders (the “Indemnification Representative”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the “Escrow Agent”). The Buyer, the Interested Stockholders and the Indemnification Representative are sometimes referred to herein collectively as the “Interested Parties.” Capitalized terms used but not otherwise defined herein shall have their respective meanings set forth in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, the Buyer, BM Acquisition Corp. Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Transistory Subsidiary”), Bolt, Inc. (a/k/a Bolt Media, Inc.), a Delaware corporation (the “Company”) and the Indemnification Representative are parties to that certain Agreement and Plan of Merger, dated as of February 11, 2007 (the “Merger Agreement”); and

WHEREAS, the Indemnifying Stockholders have appointed the Indemnification Representative to act on their behalf in certain matters relating to the Merger Agreement, including matters relating to this Agreement; and

WHEREAS, subject to the terms and conditions of the Merger Agreement, the Indemnifying Stockholders are acquiring at the Effective Time, among other things certain shares of Buyer Common Stock, including shares which constitute part of the Merger Consideration payable to the Company Stockholders pursuant to the Merger Agreement, a portion of which shares constitute the Escrow Shares to be delivered into escrow pursuant to Section 1.9 of the Merger Agreement, to secure the indemnification obligations of the Indemnifying Stockholders under the Merger Agreement; and

WHEREAS, the Buyer, the Transitory Subsidiary, the Company and the Indemnification Representative have agreed that the Escrow Agent shall hold the Escrow Shares pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.  DEPOSIT OF ESCROWED PROPERTY.

(a)  To secure the performance by the Indemnifying Stockholders of the Indemnifying Stockholders’ obligations to indemnify the Company pursuant to Article VI of the Merger Agreement (the "Indemnification Obligations"), the Buyer, on behalf of the Indemnifying Stockholders, has delivered the Escrow Shares to the Escrow Agent at the Closing. Subject to the terms and conditions of this Agreement, the Escrow Agent shall hold and administer the Escrow Shares (and any dividends and distributions paid on the Escrow Shares or proceeds received therefrom, in each case received by the Escrow Agent) (collectively, the “Escrow Property”) in escrow. The number of Escrow Shares deposited in escrow on behalf of each Indemnifying Stockholder is in proportion to the number of Preferred Shares or Common Shares held by each such Indemnifying Stockholder immediately prior to the Effective Time, as set forth in Schedule 1(a) delivered by the Company to the Escrow Agent at the Closing. The Escrow Agent shall have no responsibility for the accuracy of the information contained in Schedule 1(a) or the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Property.

(b)  The Escrow Agent hereby acknowledges receipt of the Escrow Shares from the Indemnifying Stockholders and the Company, and agrees to hold and to deliver the same in accordance with this Agreement.

(c)  So long as the Indemnifying Stockholders are not in default in respect of any of their Indemnification Obligations, the Indemnifying Stockholders shall exercise and enjoy all the rights accruing from the ownership of the Escrowed Property, including the right to vote the Escrow Shares, but excluding the right to transfer, assign, grant a lien, pledge or other security interest in or otherwise encumber or to alienate in any other manner, any of the Escrowed Property.

2.  CLAIMS AND PAYMENTS; RELEASE FROM ESCROW.

(a)  Whenever the Escrow Agent receives a Claim Notice from the Buyer that seeks indemnification from the Indemnifying Stockholders, the Escrow Agent shall send a copy of the Claim Notice to the Indemnification Representative. Whenever the Escrow Agent receives a Response to a Claim Notice issued by the Buyer setting forth either an agreement as to the full Claimed Amount or an Agreed Amount, or a notice pursuant to Section 6.3(d) of the Merger Agreement (a “Dispute Resolution Notice”), signed by the Buyer and the Indemnification Representative setting forth the resolved amount of a Dispute (the “Dispute Resolution Amount”) related to a Claim Notice of the Buyer, then the Escrow Agent shall immediately record on Schedule 1(a) a pro-rata reduction of the amount of Escrow Shares issued to each Indemnifying Stockholder and promptly, and in any event within three business days, deliver to the Buyer certificate(s) for Escrow Shares, together with a stock power duly endorsed for the transfer to the Buyer of shares with an aggregate Value of 50% of the Claimed Amount or the Agreed Amount or Dispute Resolution Amount (as the case may be), together with a notice (the “Escrow Agent’s Payment Notice”). Distributions of Escrow Shares as aforesaid shall be applied first, to the Escrow Common Shares and second to the Escrow Preferred Shares.

(b)  Upon the later to occur of (i) in respect of (x) the Escrow Shares deposited into escrow on the date hereof (the “Initial Escrow”), the first anniversary of the Closing Date (the “Initial Termination Date”) and (y) the Escrow Shares deposited into escrow on the date that is on or about the first anniversary of the Closing Date (the “Subsequent Escrow”), the date that is eighteen months from the date hereof (the “Final Termination Date”) the “Termination Date”) and (ii) the date on which there shall have been resolved any outstanding Buyer claims with respect to any Stockholder Indemnification Obligations that are subject to Claim Notices that are outstanding and unresolved on the Initial Termination Date or the Final Termination Date, as the case may be, the Buyer shall deliver to the Escrow Agent a notice (the "Satisfaction Notice"), which Satisfaction Notice shall state that all of the Indemnification Obligations that are required to be satisfied during the period ending on the date of the Satisfaction Notice have been satisfied. Upon receipt of the Satisfaction Notice from the Buyer, the Escrow Agent shall deliver to the Indemnifying Stockholders (or the assignees of the Indemnifying Stockholders) all of the Escrowed Property then remaining with the Escrow Agent relating to the Initial Escrow of the Subsequent Escrow, as the case may be,  in proportion to the number of Exchange Shares initially deposited under this Agreement, and thereupon the Escrow Agent shall be discharged of and from all other and further responsibilities with respect to the Escrowed Property.

(c)  Anything in this Agreement notwithstanding, if at any time the Escrow Agent receives written instructions signed by the Buyer and the Indemnification Representative, or a final order of a court of competent jurisdiction that directs delivery of the Escrowed Property, the Escrow Agent shall, at the expense of the Buyer, comply with such instructions or order. The Escrow Agent shall also be entitled to deposit the Escrowed Property with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings. Upon any delivery or deposit of the Escrowed Property as provided in this Section 2(c), the Escrow Agent shall thereupon be discharged of and from all other and further responsibilities with respect to the Escrowed Property.

3.  CERTAIN TERMS CONCERNING ESCROWED PROPERTY.

(a)  No Duty to Vote or Preserve Rights to Escrow Property. Neither the Escrow Agent nor its nominee shall be under any duty to take any action to preserve, protect, exercise or enforce any rights or remedies under or with respect to the Escrowed Property (including with respect to the exercise of any voting rights, conversion or exchange rights, defense of title, preservation of rights against prior matters or otherwise). Notwithstanding the foregoing, if the Escrow Agent is so requested in a request of the Indemnification Representative received by the Escrow Agent at least two business days prior to the date on which the Escrow Agent is requested therein to take such action (or such later date as may be acceptable to the Escrow Agent), the Escrow Agent shall execute, or shall cause its nominee to execute, and deliver to the Indemnification Representative a proxy or other instrument in the form supplied to it by the Indemnification Representative for voting or otherwise exercising any right with respect to any of the Escrow Shares held by it hereunder, to authorize therein the Indemnification Representative to exercise such voting or other authority in respect of the Escrow Shares (provided, that the Escrow Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Escrow Agent to any liabilities or obligations in its individual capacity). The Escrow Agent shall not be under any duty or responsibility to forward to any Interested Party, or to notify any Interested Party with respect to, or to take any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from an issuer or other person with respect to the Escrow Shares, including proxy material, tenders, options, the pendency of calls and maturities and expiration of rights; it being understood that the intent of the parties is for any such notice, solicitation or other document or information to be sent directly to the underlying owner of Escrow Shares or, as applicable, to the Indemnification Representative, and not to the Escrow Agent.

(b)  Distribution of Escrow Shares. Any distribution of all or any portion of the Escrow Shares made pursuant to Section 2 or Section 3 shall be made by delivery of the applicable certificate(s) held by the Escrow Agent representing such Escrow Shares, mailed by first class mail to the appropriate person at such address as the Escrow Agent may have previously been instructed in writing; and, if less than all of the Escrow Shares included on any such certificate are to be so distributed, then the Escrow Agent shall instruct the Buyer to, and the Buyer promptly shall, subdivide such certificate and (i) issue and deliver to the appropriate person the appropriate number of Escrow Shares to which such person is entitled and (ii) issue and return to the Escrow Agent (or its nominee, if the Escrow Agent shall so instruct) one or more certificates representing the Escrow Shares that remain subject to this Agreement. The Escrow Agent shall have no liability for the actions or omissions of, or any delay on the part of, the Interested Parties in connection with the foregoing.

(c)  Dividends and Distributions. Any dividends on the Escrow Shares, whether cash dividends or otherwise, splits and any other distributions made with respect to the Escrow Shares received by the Escrow Agent from time to time during the term of this Agreement shall be added to and become a part of the Escrow Property (and, as such, shall become subject to the terms of this Agreement). The Escrow Agent shall be under no obligation or duty to invest (or otherwise pay interest on) any cash it may receive as part of the Escrow Property from time to time.

4.  CONCERNING THE ESCROW AGENT.

(a)  Each of the Interested Parties acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein, or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person or persons, and shall have no responsibility for making inquiry as to or determining the genuineness, accuracy or validity thereof, or of the authority of any person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)  The Escrow Agent shall not be liable to any person for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damage or loss (including lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)  The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other sub-escrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other sub-escrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other sub-escrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)  Notwithstanding any term in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two business days after (i) it has received the applicable documents required under this Agreement in proper form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

5.  COMPENSATION, EXPENSE REIMBURSEMENT AND INDEMNIFICATION.

(a)  Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) paying to or reimbursing the Escrow Agent for its reasonable attorney’s fees and reasonable expenses incurred in connection with the preparation of this Agreement; (ii) paying the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis (the “Escrow Fees”); and (iii) reimbursing the Escrow Agent on demand for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder that are in excess of the Escrow Fees, including payment of any legal fees and reasonable expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(b)  Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, indemnifying the Escrow Agent (and its directors, officers and employees) and holding it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including attorney’s fees and other reasonable costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(c)  Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time under this Agreement, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one business day notice to the Interested Parties of its intent to do so.

(d)  The Escrow Agent may present invoices for its services hereunder (including for its fees and reimbursable expenses) and claims for indemnification hereunder to the Interested Parties by delivery of same to the Indemnification Representative.

6.  TAX INDEMNIFICATION. Each of the Interested Parties covenants and agrees that the Interested Parties shall share equally in, but in any event be jointly and severally liable for, (i) assuming any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) instructing the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and instructing the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as escrow agent under this Agreement, and (iii) indemnifying and holding the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to, the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

7.  RESIGNATION. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days' prior written notice of resignation to the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Buyer will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the consent of the Indemnification Representative (which consent shall not be unreasonably withheld or delayed). If, however, the Buyer fails to name such a successor escrow agent within 20 days after the notice of resignation from the Escrow Agent, then the Company shall be entitled to name such successor escrow agent, subject to the consent of the Indemnification Representative (which consent shall not be unreasonably withheld or delayed). If no successor escrow agent is named by the Buyer or the Indemnification Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. Upon the resignation of the Escrow Agent, the Escrow Fees paid to the Escrow Agent will be returned to the party or parties that made such payment, on a pro-rated basis.

8.  DISPUTE RESOLUTION. It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Property.

9.  CONSENT TO JURISDICTION AND SERVICE. The Buyer, the Escrow Agent and the Indemnification Representative hereby irrevocably and unconditionally agree that any action, suit or proceeding, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of New York, and hereby irrevocably and unconditionally expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waive (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that any such party may have in such action, suit or proceeding. The Buyer, the Escrow Agent and the Indemnification Representative hereby irrevocably and unconditionally consent to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, return receipt requested, postage prepaid, to such party’s address set forth herein, such service to become effective ten days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.

10.  WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

11.  FORCE MAJEURE. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

12.  NOTICES. Any notice to a party permitted or required hereunder shall be in writing, and shall be sent to such party (i) by personal delivery (in which case notice shall be effective upon delivery), (ii) by overnight delivery by a recognized courier or delivery service (in which case notice shall be effective upon confirmed receipt), or (iii) by registered or certified mail, return receipt requested, postage prepaid (in which case notice shall be effective upon confirmed receipt), or (iv) by confirmed facsimile telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case to the party at its address set forth below (or to such other address as such party may hereafter designate by written notice to the other parties) (in which case notice shall be effective upon confirmed receipt of the telecopy); communications by email are for convenience purposes only and shall not constitute notice unless also sent by the methods set forth in clauses (i) through (iv):

If to the Company, the Indemnifying Stockholders, or to the Indemnification Representative, to:

ABL Capital
304 Hudson Street, 7th Floor
New York, NY 10013
Attention: John Davis, Esq.
Telephone: (919) 824-7177
Facsimile: (212) 620-4315
Email: jack@ablcapital.net

and to:

Mintz, Lvein, Cohn, Ferris, Glovsky and Popeo, P.C.
701 Pennsylvania Avenue, NW
Washington, D.C. 20004
Attention: Sam Feigin, Esq.
Telephone: (202) 585-3512
Facsimile: (202) 434-7400
Email: sfeigin@mintz.com

with a copy (which shall not constitute notice) to

if to the Buyer,

GoFish Corporation
[ADDRESS]

and to:

McGuireWoods LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Louis Zehil, Esq.
Telephone: (212) 548-2138
Facsimile: (212) 548-2175
Email: lzehil@mcguirewoods.com

if to the Escrow Agent, to:

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Ms. Jean Clarke
Telephone: (212) 361-6173
Facsimile: (212) 361-6153
Email: jean.clarke@usbank.com

13.  MISCELLANEOUS.

(a)  Binding Effect; Successors. This Agreement shall be binding upon the parties to this Agreement and their respective heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)  Modifications; Waivers. This Agreement may not be altered or modified without the express written consent of the Interested Parties and the Escrow Agent. Waiver of any term or condition of this Agreement by any party shall be effective only if in a writing signed by the party against whom such waiver is asserted. Any such waiver shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(d)  Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties to this Agreement and delivered to the other parties.

(e)  General. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires: (i) pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require; (ii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “person” shall refer to any individual, corporation, general or limited partnership, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity; (iv) article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement; (v) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation;” (vi) the word “or” is not exclusive; and (vii) provisions apply to successive events and transactions.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

THE INDEMNIFICATION REPRESENTATIVE:

John Davis, acting as Indemnification Representative

THE BUYER: GOFISH CORPORATION.

By:
Name: Title:

THE ESCROW AGENT: U.S. BANK TRUST NATIONAL ASSOCIATION

By:
Name: Jean Clark Title: Assistant Vice President

Exhibit A

Escrow Agent Fees

Escrow Agency Fee: $__________________, payable upon execution and delivery of this Escrow Agreement by the Escrow Agent, plus reasonable out of pocket fees and expenses, payable upon request from time-to-time to upon presentation of an invoice for same to the Indemnification Representative and/or the Buyer.

(i)